UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 11, 2011

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 11, 2011, the Board of Directors of TETRA Technologies, Inc. (“TETRA” or the “Company”) increased the size of the Board of Directors from nine to ten members, and appointed Thomas R. Bates, Jr., as a member of the Board of Directors to fill the vacancy created by the increase. Mr. Bates will serve until the Company’s Annual Meeting of Stockholders in 2012 or until his successor has been duly elected and qualified. The Board of Directors has determined that Mr. Bates is independent, as independence is defined in the listing standards of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Bates has not at this time been appointed to a committee of the Company’s Board of Directors, nor has it been determined when any such appointment will be made.

Mr. Bates, 62, is presently a director and chairman of the board of directors of Hercules Offshore, Inc., a public company subject to the reporting requirements of the Exchange Act that provides shallow-water drilling and marine services to the oil and natural gas exploration and production industry in the U.S. Gulf of Mexico and internationally. Mr. Bates has been an adjunct professor in the Management Department of the Neeley School of Business at Texas Christian University since January 2011. Mr. Bates is presently a senior advisor at Lime Rock Management LP, an energy-focused private equity firm, having served in that capacity since January 2010. From October 2001 until December 2009, Mr. Bates was a managing director at Lime Rock Management LP. From February 2000 through September 2001, Mr. Bates was a business consultant. From June 1998 through January 2000, Mr. Bates was president of the Discovery Group of Baker Hughes Incorporated, an oilfield services company. From June 1997 to May 1998, he was president and chief executive officer of Weatherford Enterra, Inc., an oilfield services company. From March 1992 to May 1997, Mr. Bates was president of Anadrill at Schlumberger Limited, an oilfield services company. Mr. Bates served as vice president of Sedco Forex at Schlumberger from February 1986 to March 1992. Mr. Bates previously served as a director of NATCO Group, Inc. from 2003 through 2009, as a director of T-3 Energy Services, Inc. from 2007 until it was acquired in January 2011, and as a director of Reservoir Exploration Technology ASA from December 2008 until February 2011.

Mr. Bates’ compensation for his services as a director will be consistent with that of the Company’s other nonemployee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2011 and Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. On November 11, 2011, Mr. Bates was granted an award of 5,759 restricted shares of the Company’s common stock, which represents a proportionate annual equity award consistent with the Company’s nonemployee director compensation policy.

There are no arrangements or understandings between Mr. Bates and any other person pursuant to which he was appointed as a director. Neither the Company nor the Board of Directors is aware of any transaction in which Mr. Bates has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Bates will be indemnified by the Company pursuant to the Company’s Certificate of Incorporation and Amended and Restated Bylaws for actions associated with being a director. In addition, the Company has also entered into an indemnification agreement with Mr. Bates dated November 14, 2011, which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement provides for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Mr. Bates as a result of his service as a director. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

A copy of the press release announcing Mr. Bates’ appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 14, 2011, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: November 14, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 14, 2011, issued by TETRA Technologies, Inc.